                       THE PEP BOYS -- MANNY, MOE & JACK

                          Offer to Purchase for Cash
                  up to 10,000,000 Shares of its Common Stock
                     At a Purchase Price Not Greater Than
                     $16.00 Nor Less Than $13.50 Per Share

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  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON FRIDAY, JANUARY 22, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                               December 23, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated December 23, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") setting forth an offer by The Pep Boys -- Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), to purchase up to 10,000,000 shares of its common stock, par value $1.00 per share (together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, as Rights Agent, "Shares"), at prices not greater than $16.00 nor less than $13.50 per Share, net to the seller in cash, without interest thereon, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine the lowest single per Share price (not greater than $16.00 nor less than $13.50 per Share), net to the seller in cash, without interest thereon (the "Purchase Price"), that will allow it to purchase 10,000,000 Shares (or such lesser number of Shares as are validly tendered and not properly withdrawn) pursuant to the Offer. The Company will pay the Purchase Price for all Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the financing condition and proration and conditional tender provisions referred to below. Certificates representing Shares tendered at prices in excess of the Purchase Price and not properly withdrawn and Shares not purchased because of proration will be returned at the Company's expense. The Company reserves the right, in its sole discretion, to purchase more than 10,000,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

     We are the holder of record of Shares held for your account. As such, a tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

       1. You may tender Shares at prices (in increments of $.125), which cannot be greater than $16.00 nor less than $13.50 per Share, as indicated in the attached Instruction Form, net to you in cash, without interest thereon.

       2. The Offer is for a maximum of 10,000,000 Shares, constituting approximately 15.7% of the total Shares outstanding as of December 22, 1998. The Offer is conditioned upon the Company's having obtained sufficient financing to fund the Offer and pay all related taxes, fees and expenses. The Offer is subject to certain other conditions set forth in
   Section 7 of the Offer to Purchase.

       3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, January 22, 1999, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

       4. As described in the Offer to Purchase, if at the expiration of the Offer, more than 10,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer) have been validly tendered at prices at or below the Purchase Price and not properly withdrawn, the Company will purchase Shares in the following order of priority:

          (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any shareholder who owned beneficially as of the close of business on December 22, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery;

          (ii) after purchase of all the foregoing Shares, all Shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other shares tendered unconditionally, at prices or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchase of fractional Shares); and

          (iii) if necessary, Shares conditionally tendered for which the condition was not satisfied, at or below the Purchase Price and not withdrawn prior to the Expiration Date, selected by random lot in accordance with Section 6 of the Offer to Purchase. See Section 1 of the Offer to Purchase for a discussion of proration.

       5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer to the Dealer Manager, the Information Agent or the Depositary (each as defined in the Offer to Purchase). Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

       6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

       7. If you owned beneficially as of the close of business on December 22, 1998, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the Offer.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the


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

Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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

                               INSTRUCTION FORM

                  With Respect To Offer To Purchase For Cash
                    Up To 10,000,000 Shares Of Common Stock
                                      Of
                       THE PEP BOYS -- MANNY, MOE & JACK

                     At A Purchase Price Not Greater Than
                     $16.00 Nor Less Than $13.50 Per Share

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 23, 1998, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the Offer by The Pep Boys -- Manny, Moe & Jack (the "Company") to purchase up to 10,000,000 shares of its common stock, par value $1.00 per share (together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, as Rights Agent, "Shares"), at prices not greater than $16.00 nor less than $13.50 per Share, net to the undersigned in cash, without interest thereon, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

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                                SHARES TENDERED

 / / By checking this box, the undersigned hereby instructs us to tender the following number of Shares held by us for the account of the undersigned, at the Purchase Price per Share indicated in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered":


                             ____________ Shares*

     ------------
 * The undersigned understands and agrees that all Shares held by us for the account of the undersigned will be tendered if the above box is checked and the space above is left blank.

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

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED.
             IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                     A SEPARATE INSTRUCTION FORM FOR EACH
                         PRICE SPECIFIED MUST BE USED.

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         CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO
           BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.
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 / /$13.500       / /$14.125     / /$14.750       / /$15.375        / /$16.00
 / /$13.625       / /$14.250     / /$14.875       / /$15.500
 / /$13.750       / /$14.375     / /$15.000       / /$15.625
 / /$13.875       / /$14.500     / /$15.125       / /$15.750
 / /$14.000       / /$14.625     / /$15.250       / /$15.875

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                                    ODD LOTS

/ / By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on December 22, 1998 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

    If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). / /
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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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                                     SIGN HERE:

                                     ----------------------------------------
                                     Signature(s)

 Date: ----------------------------  Name -----------------------------------


                                     Address --------------------------------

                                     ----------------------------------------

                                     ----------------------------------------
                                     Social Security or Taxpayer ID No.

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